Exhibit 24.1
POWER OF ATTORNEY
FOR SECTION 13 REPORTING
     I, George S. Webb, do hereby constitute and appoint Paul M. Harbolick, Jr. my true and lawful attorney-in-fact, who is hereby authorized, for me and in my name and on my behalf as a shareholder of Alliance Bankshares Corporation, to prepare, execute and file any and all forms, instruments or documents (including any necessary amendments thereof) as such attorney deems necessary or advisable to enable me to comply with Section 13 of the Securities Exchange Act of 1934 and any rules, regulations, policies or requirements of the Securities and Exchange Commission in respect thereof (collectively, “Section 13”).
     I do hereby ratify and confirm all acts my said attorney shall do or cause to be done by virtue hereof. This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to such attorney-in-fact or the undersigned is no longer required to file reports pursuant to Section 13, whichever occurs first.
     WITNESS the execution hereof this 14 day of February, 2006.

/s/ George S. Webb
George S. Webb